SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BAR HARBOR BANKSHARES
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BAR HARBOR BANKSHARES

82 Main Street, P.O. Box 400

Bar Harbor, Maine 04609

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) filed by Bar Harbor Bankshares (the “Company) with the Securities and Exchange Commission (the “SEC”) on April 1, 2020, and made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held May 12, 2020. This Supplement is being filed with the SEC and is being made available to shareholders on or about May 6, 2020. The notice previously sent to shareholders of the Company with the Proxy Statement is herein amended only to reflect the change in location of the Annual Meeting and to provide information about how to obtain control numbers. The Company’s Proxy Statement and 2019 Annual Report are available at www.barharbor.bank under our Shareholder Relations section.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2020

May 6, 2020

Dear Bar Harbor Shareholders:

Due to ongoing developments related to the COVID-19 (Coronavirus) pandemic, the location at which we were planning to host our 2020 Annual Meeting of Shareholders will not be open on the date of the meeting. For that reason, we have changed the location of our Annual Meeting, which is to be held on Tuesday, May 12, 2020 at 11:00 a.m. EDT, to our offices located at 82 Main Street, Bar Harbor, ME 04609. As previously announced, the meeting will also be held via webcast where shareholders will be able to vote their shares and participate virtually.

Because of the State of Maine’s “Safer at Home” executive order that limits gatherings to ten people, and for the health and safety of everyone, we strongly encourage shareholders to participate remotely through the virtual webcast and discourage anyone from participating in person. If shareholders attend in person in a number that we determine may present a public health risk to the attendees, we reserve the right to adjourn the meeting to a later date.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders of record as of the close of business on March 16, 2020, the record date, are entitled to participate in the Annual Meeting.

To participate and vote at the Annual Meeting by webcast, you should log on to virtualshareholdermeeting.com/BHB2020 and enter the 16-digit control number located on your proxy. If your shares are not registered in your name, for example, if they are held with a broker in "street name," then you are a beneficial owner. Beneficial owners may participate by webcast with their 16-digit control number. Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote during the meeting.

Registered owners that have not received their proxy materials can contact Broadridge at 877-456-4860 to request a control number. Beneficial owners must contact their bank or broker-dealer to obtain their control number.

You may also vote by telephone at 1-800-690-6903 or by mailing your completed proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors

Caitlin Dunston, Corporate Counsel and Clerk

Bar Harbor Bankshares   ●   82 Main Street   ●   P.O. Box 400   ●   Bar Harbor, Maine 04609   ●   207-288-3314